UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

DEFINED STRATEGY FUND INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

      Common Stock, par value $0.01

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                   shares of Common Stock

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Important Notice

Stockholders of Defined Strategy Fund Inc.

Special Meeting of Stockholders: August 26, 2005, at 9:00 am (Eastern time),

800 Scudders Mill Road, Plainsboro, New Jersey 08536

Although we recommend that you read the complete Proxy Statement for a detailed explanation of the item you are being asked to vote on, for your convenience, we have provided a brief overview of the issue to be voted on at the Special Meeting of Stockholders.

Q. Why am I receiving this Proxy Statement?

A. As a stockholder of Defined Strategy Fund (the “Fund”), we are sending you this Proxy Statement to obtain your approval of a new subadvisory agreement between IQ Investment Advisors LLC (the “Adviser”) and the subadviser to the Fund. Pursuant to an investment advisory and management agreement between the Fund and the Adviser, the Adviser provides investment advisory, management and administrative services to the Fund. The Adviser entered into a subadvisory agreement dated December 16, 2004 and effective December 22, 2004 (the “Original Subadvisory Agreement”), with Nuveen Institutional Advisory Corp., now doing business as Nuveen Asset Management (the “Subadviser”), pursuant to which the Adviser delegated certain of its investment advisory responsibilities to the Subadviser. The Subadviser is responsible for implementing the Fund’s investment strategy.

The Subadviser is a wholly-owned subsidiary of Nuveen Investments, Inc. (“Nuveen”). Nuveen is a publicly traded company and, until recently, was a majority-owned subsidiary of The St. Paul Travelers Companies, Inc. (“St. Paul Travelers”). St. Paul Travelers is a publicly-traded company that is principally engaged in providing property-liability insurance through subsidiaries.

St. Paul Travelers previously announced a three-part program to sell its entire equity interest in Nuveen (the “Sale”). As part of the Sale, St. Paul Travelers sold 39.3 million shares of Nuveen through a secondary public offering on April 12, 2005. Nuveen also repurchased $600 million of its shares from St. Paul Travelers. The repurchase of these shares was completed through two steps—a $200 million repurchase that closed on April 12, 2005, and a $400 million forward purchase (plus interest). Finally, St. Paul Travelers also entered into an agreement with two other parties to sell approximately 12 million common shares of Nuveen. The Sale was effectively completed on or about July 28, 2005. Upon completion of the Sale, Nuveen became a fully independent public company.

Upon completion of the Sale, the Original Subadvisory Agreement automatically terminated under a provision in the Agreement that requires the termination of the Agreement in the event it is “assigned.” During the time period between the automatic termination of the Original Subadvisory Agreement and the approval of a new subadvisory agreement between the Subadviser and the Adviser, the Subadviser has agreed to continue to provide subadvisory services to the Fund at no cost to the Fund or the Adviser. In order for the Subadviser to continue to serve as subadviser to the Fund, the stockholders of the Fund must approve a new subadvisory agreement. The enclosed Proxy Statement gives you additional information on the proposed new subadvisory agreement between the Adviser and the Subadviser (the “New Subadvisory Agreement”).

The Board of Directors of the Fund, including all the Directors not affiliated with the Adviser or the Subadviser, unanimously recommend that you vote “For” the approval of the New Subadvisory Agreement.

Q. Why is a vote on the proposed New Subadvisory Agreement required?

A. Due to the Sale, St. Paul Travelers no longer owns a controlling interest in the Subadviser and an “assignment,” as that term is defined in the Investment Company Act of 1940 (the “1940 Act”), has occurred. Under its terms, as required by the 1940 Act, the Original Subadvisory Agreement automatically terminated upon its assignment. As a result, stockholder approval of the New Subadvisory Agreement is required in order to permit the Subadviser to continue to serve as subadviser to the Fund.

Q. What will happen if stockholders do not approve the New Subadvisory Agreement?

A. If the New Subadvisory Agreement is not approved by stockholders, the Fund’s Board of Directors (the “Board” and each director, a “Director”) will take such action as it deems to be in the best interest of the Fund and its stockholders.

Q. How will the Sale affect me as a Fund stockholder?

A. Your investment in the Fund will not change as a result of the Sale. You will still own the same shares in the Fund, and the value of your investment will not change as a result of the Sale. The New Subadvisory Agreement, if approved by stockholders, will still be between the Adviser and the Subadviser and the terms of the New Subadvisory Agreement are substantially identical to the terms of the Original Subadvisory Agreement, with the only difference being in the Agreements’ effective and termination dates. In addition, the portfolio managers of the Fund will not change as a result of the New Subadvisory Agreement.

Q. Will the subadvisory fee rates be the same upon the approval of the New Subadvisory Agreement?

A. Yes, the subadvisory fee rates will remain the same.

Q. Will my vote make a difference?

A. Yes. Your vote is needed to help ensure that the proposal can be acted upon. We encourage all stockholders to participate in the governance of their Fund.

Q. Who do I call if I have questions?

A. If you need any assistance, or have any questions regarding the proposals or how to vote your shares, please call our proxy solicitor, Computershare Fund Services, at (866) 526-7382.

Q. How do I vote my shares?

A. You can authorize the persons named as proxy holders on the enclosed proxy card to vote your shares by completing and signing the enclosed proxy card, and mailing it in the enclosed postage paid envelope. Alternatively, you may authorize such persons to vote your shares by telephone by calling the toll free number on the proxy card or by computer by going to the Internet address provided on the proxy card and following the instructions, using your proxy card as a guide.

Q. Will anyone contact me?

A. You may receive a call to verify that you received your proxy materials, to answer any questions you may have about the proposals and to encourage you to vote.

DEFINED STRATEGY FUND INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 26, 2005

TO THE STOCKHOLDERS OF DEFINED STRATEGY FUND INC.

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Meeting”) of Defined Strategy Fund Inc., a closed-end management investment company organized as a Maryland corporation (the “Fund”), will be held at the offices of IQ Investment Advisors LLC, 800 Scudders Mill Road, Plainsboro, New Jersey 08536 on Friday, August 26, 2005 at 9:00 a.m. (Eastern time) to consider and vote on:

(1) A proposal to approve a new subadvisory agreement between IQ Investment Advisors LLC and Nuveen Asset Management; and

(2) Such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The Fund’s Board of Directors has fixed the close of business on July 25, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof.

You are cordially invited to attend the Meeting. Stockholders who do not expect to attend the Meeting in person are requested to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided for this purpose. You also have the opportunity to provide voting instructions via telephone or the Internet. The Fund encourages stockholders to take advantage of these prompt and efficient voting options. The enclosed proxy is being solicited on behalf of the Board of Directors of the Fund.

If you have any questions regarding the enclosed proxy material or if you need assistance in voting your shares, please contact our proxy solicitor, Computershare Fund Services, at (866) 526-7382.

By Order of the Board of Directors.

DONALD C. BURKE
Secretary Defined Strategy Fund Inc.

New York, New York

Dated: August 2, 2005

PROXY STATEMENT

DEFINED STRATEGY FUND INC.

SPECIAL MEETINGS OF STOCKHOLDERS

August 26, 2005

Introduction

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Defined Strategy Fund Inc., a closed-end management investment company registered under the Investment Company Act of 1940 (the “1940 Act”) and organized as a corporation under the laws of the State of Maryland (the “Fund”), to be voted at the Special Meeting of Stockholders of the Fund (the “Meeting”). The Meeting is scheduled to be held at the offices of IQ Investment Advisors LLC, 800 Scudders Mill Road, Plainsboro, New Jersey 08536, on August 26, 2005 at 9:00 a.m. (Eastern time). The approximate mailing date of this Proxy Statement is August 2, 2005.

All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or as otherwise provided. Unless instructions to the contrary are marked, proxies will be voted for the approval of a new subadvisory agreement between IQ Investment Advisors LLC and Nuveen Asset Management. Any proxy may be revoked at any time prior to the exercise thereof by giving written notice to the Secretary of the Fund at the address indicated above, by executing and delivering a later-dated proxy or by voting in person at the Meeting.

The Board of the Fund has fixed the close of business on July 25, 2005 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournment or postponement thereof. Stockholders on the Record Date will be entitled to one vote for each share held. To the knowledge of the Fund, Cede & Co. beneficially owns more than five percent of the Fund’s outstanding shares as of the Record Date. The number of outstanding shares of the Fund as of the Record Date is 7,505,236.

The Board knows of no business other than the approval of the new subadvisory agreement that will be presented for consideration at the Meeting. If any other matter is properly presented at the Meeting, it is the intention of the persons named in the enclosed forms of proxy to vote in accordance with their discretion.

ITEM 1. APPROVAL OF THE NEW SUBADVISORY AGREEMENT

Background

Pursuant to an investment advisory and management agreement between the Fund and IQ Investment Advisors LLC (“the Adviser”), the Adviser provides investment advisory, management and administrative services to the Fund. The Adviser entered into a subadvisory agreement dated December 16, 2004 and effective December 22, 2004 (the “Original Subadvisory Agreement”), with Nuveen Institutional Advisory Corp., now doing business as Nuveen Asset Management (the “Subadviser”), pursuant to which the Adviser delegated certain of its investment advisory responsibilities to the Subadviser. The Subadviser is responsible for implementing the Fund’s investment strategy. The Fund’s Original Subadvisory Agreement was approved by the Board on September 22, 2004. In connection with the Fund’s commencing operations, the Original Subadvisory Agreement was approved by Merrill Lynch Investment Managers, L.P., the initial stockholder of the Fund, on December 10, 2004.

The Subadviser is a wholly-owned subsidiary of Nuveen Investments, Inc. (“Nuveen”). Nuveen is a publicly traded company and, until recently, was a majority-owned subsidiary of The St. Paul Travelers Companies, Inc. (“St. Paul Travelers”), 385 Washington Street, St. Paul, Minnesota 55102. St. Paul Travelers is a publicly-traded company that is principally engaged in providing property-liability insurance through subsidiaries.

On March 25, 2005, Nuveen and St. Paul Travelers announced that St. Paul Travelers planned to implement a three-part program to sell its equity interest in Nuveen (the “Sale”). As part of St. Paul Travelers’ previously announced three-part divestiture program, St. Paul Travelers sold 39.3 million shares of Nuveen’s approximately 94 million outstanding common shares through a secondary public offering on April 12, 2005. Nuveen also repurchased $600 million of its common shares from St. Paul Travelers at a price of $32.98 per share, or approximately 18.2 million shares. The repurchase of these shares has been completed through two steps—a $200 million repurchase that closed on April 12, 2005, and a $400 million forward purchase (plus interest). St. Paul Travelers also entered into an agreement with two other parties to sell approximately 12 million common shares of Nuveen. The Subadviser has determined that Subadviser and/or its affiliates will not receive any compensation that would constitute an unfair burden on the Fund as the term is defined in the 1940 Act. The Sale was effectively completed on or about July 28, 2005. Upon the closing of the secondary offering and the initial repurchase by Nuveen as well as the closing for the forward sale transactions, Nuveen has emerged as a fully independent public company. During the time period between the automatic termination of the Original Subadvisory Agreement and the approval of the New Subadvisory Agreement, the Subadviser has agreed to continue to provide subadvisory services to the Fund at no cost to the Fund or the Adviser.

The Original Subadvisory Agreement, as required by Section 15 of the 1940 Act, provides for its automatic termination in the event of its “assignment” (as defined in the 1940 Act). Any change in control of the Subadviser is deemed to be an assignment of the Original Subadvisory Agreement. The consummation of the Sale is a change in control of the Subadviser and therefore caused the automatic termination of the Original Subadvisory Agreement, as required by the 1940 Act.

In anticipation of the consummation of the Sale, the Board met in person on April 20, 2005 for purposes of, among other things, considering whether it would be in the best interests of the Fund and its stockholders to approve a new subadvisory agreement between the Adviser and the Subadviser (the “New Subadvisory Agreement” and together with the Original Subadvisory Agreement, the “Subadvisory Agreements”) to take effect (if approved by stockholders) upon the termination of the Original Subadvisory Agreement. At the Board meeting, and for the reasons discussed below (see “Board Considerations in Approving the New Subadvisory Agreement”), the Board, including all of the Board’s directors who are not “interested persons” of the Fund, the Adviser or the Subadviser as defined in the 1940 Act (the “Independent Directors”), unanimously approved the New Subadvisory Agreement and unanimously recommended its approval by stockholders in order to assure continuity of subadvisory services to the Fund after the Sale. The Board is currently comprised of five Directors, four of whom are Independent Directors, and it is expected that the Board will continue to be composed of at least 75% Independent Directors during the term of the Fund. The 1940 Act requires that with respect to the Fund, the New Subadvisory Agreement be approved by the Fund’s stockholders in order for it to become effective. In the event stockholders of the Fund do not approve the New Subadvisory Agreement, the Board will take such action as it deems to be in the best interests of the Fund and its stockholders. A form of the New Subadvisory Agreement is attached as Exhibit A.

Comparison of Original Subadvisory Agreement and New Subadvisory Agreement

The terms of the New Subadvisory Agreement, including fees payable to the Subadviser by the Adviser under the Agreement, are substantially identical to those of the Original Subadvisory Agreement, except for the dates of effectiveness and termination. If approved by stockholders of the Fund, the New Subadvisory Agreement will expire two years from the date it is signed, unless specifically reapproved in the manner required by the 1940 Act and the rules thereunder. The following discussion provides a comparison of certain terms of the Original Subadvisory Agreement to the terms of the New Subadvisory Agreement.

Investment Management Services.    The investment advisory services to be provided by the Subadviser to the Fund under the New Subadvisory Agreement will be the same as those services provided by the Subadviser to the Fund under the Original Subadvisory Agreement. Both the Original Subadvisory Agreement and New Subadvisory Agreement provide that, subject to the supervision, direction and approval of the Adviser and the Board, the Subadviser will conduct a continual program of investment, evaluation, sale, and reinvestment of the Fund’s assets. In addition, each Subadvisory Agreement provides that the Subadviser will carry out its duties in a manner consistent with applicable federal and state laws and regulations and exercise its best judgment and act in good faith and use reasonable care in rendering the services it agrees to provide under the Subadvisory Agreements. The investment advisory services will be provided by the same Subadviser personnel under the New Subadvisory Agreement as under the Original Subadvisory Agreement. The Subadviser does not anticipate that the Sale will have any adverse effect on the performance of its obligations under the New Subadvisory Agreement.

Fees.    The fees to be paid to the Subadviser under the New Subadvisory Agreement are identical to the fees paid to the Subadviser under the Original Subadvisory Agreement. Specifically, under the Original Subadvisory Agreement and the New Subadvisory Agreement, the Adviser pays the Subadviser a monthly fee at the annual rate of 0.35% of an aggregate of the Fund’s average daily net assets plus the borrowings for any leverage and other investment purposes. Under both Subadvisory Agreements, the Subadviser has no right to obtain compensation directly from the Fund for services provided under the Subadvisory Agreement and looks solely to the Adviser for payment of fees due. For the period between December 28, 2004 (commencement of operations) and June 30, 2005, the Adviser paid the Subadviser $247,584.56 in fees under the Original Subadvisory Agreement.

Payment of Expenses.    Under both the Original Subadvisory Agreement and the New Subadvisory Agreement, the Subadviser will bear all expenses (excluding expenses to be borne by the Fund as described in the Subadvisory Agreement) in connection with the performance of its services under the Subadvisory Agreement. The expenses to be borne by the Fund under the New Subadvisory Agreement are the same as in the Original Subadvisory Agreement.

Limitation on Liability.    The Original Subadvisory Agreement and New Subadvisory Agreement each generally provide that, except as provided in the Subadvisory Agreements and as may otherwise be provided by applicable law, the Adviser and the Subadviser will not be liable to each other, the Fund or any stockholder of the Fund for any error or judgment, mistake of law, or any loss arising out of any investment or other act or omission in the course of services rendered under the Subadvisory Agreements, except that the Adviser and the Subadviser will be so liable by reason of conduct that constitutes willful misfeasance, bad faith, or gross negligence in the performance of its respective duties or by reason of reckless disregard of its respective obligations and duties under the Agreements.

Continuance.    The Original Subadvisory Agreement was effective for an initial term of two years and, unless terminated, could have been continued thereafter for successive one-year periods if such continuance was specifically approved at least annually in the manner required by the 1940 Act and the rules thereunder. If the stockholders of the Fund approve the New Subadvisory Agreement for the Fund, the New Subadvisory Agreement will expire two years from the date it is signed, unless specifically reapproved in the manner required by the 1940 Act and the rules thereunder. The Original Subadvisory Agreement and the New Subadvisory Agreement both contain the same provisions regarding continuance of the agreement, with the exception of the dates of effectiveness and termination.

Termination.    The Original Subadvisory Agreement and New Subadvisory Agreement provide that the Subadvisory Agreements may be terminated, without penalty, (i) by the Board or by vote of holders of a majority of the outstanding shares of the Fund upon sixty (60) days’ written notice to the Adviser and Subadviser, (ii) by the Adviser upon 60 days’ written notice to the Fund and Subadviser, or (iii) by the Subadviser upon 60 days’ written notice to the Fund and the Adviser. As with the Original Subadvisory Agreement, the New Subadvisory Agreement also will terminate automatically in the event of assignment or in the event of the assignment or termination of the investment advisory and management agreement between the Adviser and the Fund.

Information about the Subadviser

Nuveen Asset Management, a registered investment adviser, is a wholly-owned subsidiary of Nuveen. Founded in 1898, Nuveen and its affiliates had approximately $119 billion in assets under management as of March 31, 2005. Nuveen is a publicly traded company and is listed on the New York Stock Exchange and trades under the symbol “JNC.”

The business address of the Subadviser, Nuveen and each principal executive officer and director of the Subadviser is 333 West Wacker Drive, Chicago, Illinois 60606. The names and principal occupations of the officers and directors of the Subadviser are set forth in Exhibit B.

Stockholder Approval

To become effective, the New Subadvisory Agreement must be approved by a vote of a majority of the outstanding voting securities of the Fund. The “vote of a majority of the outstanding voting securities” is defined in the 1940 Act as the lesser of the vote of (i) 67% or more of the voting securities of the Fund present at the meeting, if the holders of more than 50% of such outstanding voting securities are present in person or represented by proxy; or (ii) more than 50% of such outstanding voting securities of the Fund. The New Subadvisory Agreement was approved by the Board on behalf of the Fund after consideration of all factors that it determined to be relevant to its deliberations, including those discussed below. The Fund’s Board authorized the submission of the New Subadvisory Agreement for consideration by the Fund’s stockholders in this Proxy Statement.

Board Considerations in Approving the New Subadvisory Agreement

At a meeting held on April 20, 2005, the Fund’s Board, including the Independent Directors, unanimously approved the New Subadvisory Agreement between the Adviser and the Subadviser.

The Approval Process.    In considering approval of the New Subadvisory Agreement between the Adviser and the Subadviser, the Board received and discussed various materials provided to it in advance of the meeting which included, among other things, a copy of the form of New Subadvisory Agreement, the materials the Board had received in connection with its consideration and approval of the Original Subadvisory Agreement, due diligence materials from the Subadviser and a report on the Sale. In addition, the Board considered materials received at previous meetings of the Board regarding the Fund.

At the April 20, 2005 Board meeting, representatives of the Subadviser made a presentation regarding the Sale and responded to questions from the Board. The Independent Directors discussed the presentation given at the meeting by representatives of the Subadviser and the materials distributed in connection therewith, which provided information about the transaction that would cause the change in control of the Subadviser. The Independent Directors met privately with their legal counsel to review the Board’s duties in reviewing a subadvisory agreement and approving the New Subadvisory Agreement. The Board considered all factors it believed relevant with respect to the Fund, including the following: (a) the nature, extent and quality of the services to be provided by the Subadviser; (b) the investment performance of the Fund and the Subadviser; (c) the costs of the services to be provided and profits to be realized by the Subadviser from the relationship with the Fund; and (d) the extent to which economies of scale would be realized as the Fund grows and whether fee levels reflect these economies of scale for the benefit of Fund investors.

A. Nature, Extent and Quality of Services

In connection with their consideration of the New Subadvisory Agreement, the Board considered representations by representatives of the Adviser and the Subadviser that there would be no diminution in the services to be rendered by the Adviser and the Subadviser, respectively, to the Fund as a result of the change in control of the Subadviser and the effectiveness of the New Subadvisory Agreement. The Board noted that representatives of the Subadviser stated that they did not anticipate any change in the personnel of the Subadviser responsible for providing services to the Fund, and in particular that the investment and compliance personnel of the Subadviser were not expected to change, as a result of the change in control of the Subadviser.

In reviewing the New Subadvisory Agreement, the Board focused on the experience of the Subadviser in managing registered funds. The Board considered the reputation and investment experience of the Subadviser and its investment professionals who would continue to serve as portfolio managers after the change in control. The Board noted the representations of the Subadviser’s representatives that the change in control would have no adverse effect on the experience, resources and strengths of the Subadviser in managing investment companies. The Board then discussed the Subadviser’s anticipated financial condition after the change in control. The Board noted statements from the Subadviser’s representatives that the financial position of the Subadviser would not be negatively affected by the Sale. The Board also considered representations from the Subadviser that the change in control would not have an effect on the Subadviser’s compliance personnel or compliance procedures. The Board then discussed the due diligence performed by officers of the Adviser regarding the Subadviser. Based on the discussions held and the materials presented at this meeting and prior meetings, the Board determined that the proposed change in control of the Subadviser would not likely cause an adverse change in the nature, extent and quality of the services to be provided by the Subadviser under the New Subadvisory Agreement. In addition, the Board was of the view that the Subadviser had evidenced a commitment to maintaining a culture of compliance which would continue after the Sale.

B. The Investment Performance of the Fund and the Subadviser

The Board based its review of the Subadviser’s performance primarily on the experience of the Subadviser in managing other registered investment companies with investment strategies similar to the Fund’s investment program because at the time of the meeting the Fund had only been in operation for four months. The Board did, however, generally discuss the Subadviser’s performance for the short time period that it had been managing the Fund’s investment program. The Board did not specifically consider the Subadviser’s performance with respect to most other accounts it manages, because these accounts might have investment objectives, policies or restrictions different from those of the Fund. The Board considered the reputation and investment experience of the Subadviser and its investment professionals, taking into account the Subadviser’s historical position as a leading sponsor of unit investment trusts (“UITs”), including UITs involving similar management techniques as those employed by the Fund. The Board discussed the experience, resources and strengths of the Subadviser in managing or sponsoring investment companies. The Board also considered the experience of the Fund’s portfolio manager and discussions held with the manager regarding implementation of the Fund’s investment program. Following its deliberations, the Board concluded that, while past performance is not an indicator of future performance, the Subadviser should likely be able to continue to effectively implement the Fund’s investment strategy in attempting to meet the Fund’s investment objectives.

C. Fees and Profitability of Subadviser

The Board considered representations by representatives of the Adviser and the Subadviser that there would be no change in the allocation of the management fee between the Adviser and Subadviser in relation to the services provided by the Subadviser, as a result of the change in control of Nuveen and the effectiveness of the New Subadvisory Agreement. In considering the compensation to be paid to the Subadviser, noting that no change to such compensation from that payable under the Original Subadvisory Agreement was proposed, the Board referred to the materials presented and discussions held in connection with their consideration of the Original Subadvisory Agreement for the Fund. The Board noted that in connection with such considerations they had received and reviewed fee comparison data from Lipper Inc. (which included information regarding the fees paid by certain investment advisers to subadvisers of peer funds), and concluded that such information continued to be relevant to their current deliberations. In reviewing that data, the Board noted that the subadvisory fee was at a level that continued to be reasonable and similar to that of comparable funds. Taking into account the totality of the information and materials provided to it at this meeting and at prior meetings, including, among other things, the fact that the subadvisory fee was negotiated by the Adviser on an arm’s length basis, the Board concluded that the subadvisory fee proposed under the New Subadvisory Agreement continued to be reasonable for the services being rendered.

D. Economies of Scale and Whether Fee Levels Reflect these Economies of Scale

The Board also considered whether the Fund would be able to participate in any economies of scale that the Subadviser may experience given present asset levels of the Fund. On this point, the Board noted the uncertainty of the asset levels of the Fund going forward, including the fact that the Fund offers to repurchase its shares annually and that the Fund is scheduled to terminate after a five-year term, discussed the renewal requirements for investment advisory agreements in general, and determined that it would revisit this issue from time to time.

The Board’s Conclusions About the New Subadvisory Agreement

The Board examined the totality of the information it was provided and did not identify any single factor discussed previously as controlling. The Board, including all of the Independent Directors, concluded that the terms of the New Subadvisory Agreement were fair and reasonable, that the Subadviser’s fees are reasonable in light of the services provided to the Fund, and that the New Subadvisory Agreement should be approved and recommended to stockholders.

Recommendation of the Board of Directors

The Board of the Fund unanimously recommends that stockholders of the Fund vote “FOR” approval of the New Subadvisory Agreement.

Additional Information

Expenses and Methods of Proxy Solicitation.    The expenses of preparation, printing and mailing of the enclosed proxy card, the accompanying Notice and this Proxy Statement will be borne 100% by the Subadviser. The Subadviser will reimburse banks, brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of the shares of the Fund.

In order to obtain the necessary quorum and vote at the Meeting, supplementary solicitation may be made by mail, telephone, telegraph or personal interview by representatives of the Fund. If, by the time scheduled for the Meeting, a quorum of stockholders is not present or if a quorum is present but sufficient votes to allow action on the proposal are not received from the stockholders, the chairman of the Meeting may adjourn the Meeting to permit further solicitation of proxies from stockholders. Any Meeting convened on the date it was called may be adjourned without further notice for up to 120 days after the original record date for that Meeting. The Fund has retained Computershare Fund Services, 17 State Street, New York, New York 10004, to assist in the solicitation of proxies at a cost of approximately $3,500 plus out-of-pocket expenses, which are estimated to be approximately $7,460. As stated above, these costs will be borne by the Subadviser.

Quorum.    The presence in person or by proxy of the holders of shares of stock of the Fund entitled to cast a majority of votes entitled to be cast at the Meeting shall constitute a quorum.

Voting Requirement.    All shares represented by properly executed proxies, unless such proxies have previously been revoked, will be voted at the Meeting in accordance with the directions on the proxies; if no direction is indicated, the shares will be voted “FOR” the New Subadvisory Agreement.

Assuming a quorum is present at the Meeting, approval of the New Subadvisory Agreement will require the affirmative vote of a majority of the outstanding voting securities of the Fund. The “vote of a majority of the outstanding voting securities” is defined in the 1940 Act as the lesser of the vote of (i) 67% or more of the voting securities of the Fund present at the Meeting, if the holders of more than 50% of such outstanding voting securities are present in person or represented by proxy; or (ii) more than 50% of such outstanding voting securities of the Fund.

Broker Non-Votes and Abstentions.    Broker-dealer firms, including Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”), holding shares of the Fund in “street name” for the benefit of their customers and clients, will request the instructions of such customers and clients on how to vote their shares on the New Subadvisory Agreement before the Meeting. The Fund understands that, under the rules of the New York Stock Exchange (“NYSE”), such broker-dealer firms may, without instructions from their customers and clients, grant authority to give a proxy to vote on routine matters, including the approval of the New Subadvisory Agreement, if no instructions have been received prior to the date specified in the broker-dealer firm’s request for voting instructions. However, the NYSE also provides that in certain, non-routine matters, a broker member may not authorize any proxy without instructions from the customer. Votes that, in accordance with the NYSE rules, are not cast by broker-dealer firms on those non-routine matters are called “broker non-votes.” Because the sole matter to be considered at the Meeting is routine (i.e., the approval of the New Subadvisory Agreement), broker non-votes will not exist at the Meeting. MLPF&S has advised the Fund that if it votes shares held in its name for which no instructions are received, except as limited by agreement or applicable law, it will do so in the same proportion as the votes received from beneficial owners of those shares for which instructions have been received, whether or not held in nominee name. For purposes of the vote on the approval of the New Subadvisory Agreement, abstentions (i.e., a vote to withhold) with respect to the approval of the New Subadvisory Agreement will have the same effect as a negative vote on the matter, although they will be considered present for purposes of determining the presence of a quorum at the Meeting.

If, at the Meeting, a validly executed proxy is submitted by a broker-dealer or record holder and no voting instructions are given, the shares represented by the proxy will be present for purposes of obtaining a quorum at the Meeting and the persons named as proxy holders will cast all votes entitled to be cast pursuant to that proxy “FOR” the approval of the New Subadvisory Agreement.

Other Matters.    Management knows of no other matters to be presented at the Meeting. However, if other matters are presented for a vote at the Meeting or any adjournments or postponements thereof, the persons named as proxy holders on the enclosed form of proxy will vote the shares represented by properly executed proxies according to their discretion on those matters.

A list of stockholders entitled to be present and to vote at the Meeting will be available at the offices of the Fund, 800 Scudders Mill Road, Plainsboro, New Jersey 08536, for inspection by any stockholder during regular business hours beginning ten days prior to the date of the Meeting.

Information About the Adviser.    IQ Investment Advisors LLC serves as adviser to the Fund, and also provides certain administrative services to the Fund. The names and principal occupations of the officers and principals of the Adviser are set forth in Exhibit C. The address of the Adviser and its officers and principals is 4 World Financial Center, 5th Floor, New York, New York 10080. The managing member of the Adviser is Fund Asset Management LP.

Fiscal Year.    The fiscal year for the Fund is the 12-month period ending on September 30.

Report Delivery.    The Fund will furnish, without charge, a copy of its most recent Annual or Semi-Annual Report to any stockholder upon request. (Please note that the Fund has yet to complete a fiscal year.) Such requests should be directed to the attention of the Fund’s Secretary at: P.O. Box 9011, Princeton, New Jersey, 08543-9011, Attention: Donald C. Burke, Fund Secretary or to 1-800-995-6526.

Delivery of Proxy Materials.    A single Proxy Statement and Notice of Special Meeting of Stockholders will be delivered to two or more stockholders who share an address, unless the Fund has received contrary instructions from one or more stockholders. The Fund will furnish, without charge, upon request, a separate copy of the Proxy Statement and Notice of Special Meeting of Stockholders to any stockholder at a shared address to which a single copy was delivered. Further, stockholders who share an address and are receiving multiple copies of the Proxy Statement and Notice of Special Meeting of Stockholders may contact the Fund in order to receive a single copy of any future proxy statement or notice. Such requests should be directed to the attention of the Fund’s Secretary at: P.O. Box 9011, Princeton, New Jersey, 08543-9011, Attention: Donald C. Burke, Fund Secretary, or to 1-800-995-6526.

Stockholder Proposals.    The Fund’s current Bylaws provide that in order for a stockholder to propose business for consideration at a meeting, written notice containing the information required by the current Bylaws generally must be delivered to the Secretary of the Fund, not later than 5:00 p.m. (Eastern Time) on the 120th day, and not earlier than the 150th day, prior to the first anniversary of the mailing of the notice for the preceding year’s annual meeting. The Fund holds annual stockholders’ meetings each April. Accordingly, a stockholder nomination or proposal intended to be considered at the 2006 Annual Meeting of Stockholders must be received by the Secretary of the Fund on or after October 19, 2005, and prior to 5:00 p.m. (Eastern Time) on November 18, 2005. Also, under the rules of the Securities and Exchange Commission, if a stockholder wishes to submit a proposal for possible inclusion in the Fund’s 2006 Annual Meeting proxy statement pursuant to the Securities Exchange Act of 1934, the Fund must receive it on or before November 18, 2005. The Fund will hold special meetings as required or deemed desirable. Similar advance notice requirements apply to special meetings. The anticipated date of the next special stockholders’ meeting (if any) cannot be provided. All nominations and proposals must be in writing. Written proposals and notices should be sent to the attention of the Fund’s Secretary at: P.O. Box 9011, Princeton, New Jersey, 08543-9011, Attention: Donald C. Burke, Fund Secretary.

By Order of the Board of Directors,

DONALD C. BURKE
Secretary Defined Strategy Fund Inc.

Dated: August 2, 2005

Exhibit A

Form of the New Subadvisory Agreement

INVESTMENT SUBADVISORY AGREEMENT

ENTERED INTO BETWEEN

IQ INVESTMENT ADVISORS LLC

AND

NUVEEN ASSET MANAGEMENT

This Investment Subadvisory Agreement (the “Agreement”) is entered into as of [                    ], 2005 by and between IQ Investment Advisors LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (the “Adviser”), and Nuveen Asset Management, a corporation duly organized and existing under the laws of the State of Delaware (the “Subadviser”).

WHEREAS, the Adviser and the Funds listed on Schedule A attached hereto (each a “Fund”), each a closed-end management investment company registered under the Investment Company Act of 1940 (the “1940 Act”) and organized as a corporation under the laws of the State of Maryland, have entered into an Investment Advisory Agreement dated December 10, 2004 (the “Investment Advisory Agreement”), a copy of which is attached as Exhibit [    ] to this Agreement;

WHEREAS, pursuant to the Investment Advisory Agreement, the Adviser has agreed to provide investment management and advisory services to the Fund;

WHEREAS, the Investment Advisory Agreement provides that the Adviser may engage a duly organized subadviser, to furnish investment information, services and advice to assist the Adviser in carrying out its responsibilities under the Investment Advisory Agreement, provided that the Adviser obtains the consent and approval of the Board of Directors of the Fund (the “Board”), a majority of those directors who are not parties to the Investment Advisory Agreement, or “interested persons” of any party to the Investment Advisory Agreement, in accordance with the requirements of the 1940 Act, and otherwise complies with the shareholder voting requirements of the 1940 Act; and

WHEREAS, the Adviser desires to retain the Subadviser to render investment advisory services to the Adviser in the manner and on the terms set out in this Agreement, and the Subadviser desires to provide such services.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set out in this Agreement, the Adviser and the Subadviser agree as follows:

1. Investment Description; Appointment

(a) Investment Description.    The Fund will invest and reinvest its assets in accordance with the investment objective(s), policies and limitations specified in the prospectus (the “Prospectus”) filed with the Securities and Exchange Commission (the “SEC”) as part of the Fund’s Registration Statement on Form N-2, as may be periodically amended. The Adviser agrees to provide copies of all amendments and supplements to the current Prospectus, and copies of any procedures adopted by the Board applicable to the Fund and any amendments to those procedures (the “Board Procedures”), to the Subadviser on an on-going basis. In addition, the Adviser will furnish the Subadviser with a copy of any financial statement or report prepared for the Fund with respect to the Fund by certified or independent auditors, and with copies of any financial statements or reports made by the Fund to shareholders or to any state or federal regulatory agency. The Adviser also will inform the Subadviser of any material results of any audits or examinations by regulatory authorities pertaining directly to the Subadviser’s responsibilities for the Fund.

(b) Appointment of Subadviser.    The Adviser hereby engages the services of the Subadviser in connection with the investment and reinvestment of the Fund’s assets. Pursuant to this Agreement and subject to the oversight and supervision by the Adviser and the Board, the Subadviser will manage the investment and reinvestment of the Fund’s assets. Subject to the terms and conditions of this Agreement, the Subadviser hereby accepts the engagement by the Adviser in the foregoing capacity and agrees, at the Subadviser’s own expense, to render the services set out in this Agreement and to provide the office space, furnishings, equipment, and personnel required by the Subadviser to perform these services on the terms and for the compensation provided in this Agreement. Except as specified in this Agreement, the Subadviser agrees that it will not delegate any obligation assumed pursuant to this Agreement to any third party without first obtaining the written consent of both the Fund and the Adviser.

2. Services as Subadviser

Subject to the supervision, direction and approval of the Adviser and the Board, the Subadviser will conduct a continual program of investment, evaluation, sale, and reinvestment of the Fund’s assets. The Subadviser is authorized, in its sole discretion and without prior consultation with the Adviser, to: (a) obtain and evaluate pertinent economic, financial, and other information affecting the economy generally and certain investment assets as such information relates to securities or other financial instruments that are purchased for or considered for purchase by the Fund; (b) manage the Fund’s assets in accordance with the Fund’s investment objectives and policies as stated in the Prospectus, and rules and regulations under the 1940 Act; (c) make investment decisions for the Fund; (d) place purchase and sale orders for portfolio transactions on behalf of the Fund and manage otherwise uninvested cash assets of the Fund; (e) price such Fund securities as the Adviser and Subadviser will mutually agree upon from time to time; (f) execute account documentation, agreements, contracts and other documents as may be requested by brokers, dealers, counterparties and other persons in connection with the Subadviser’s management of the assets of the Fund (in such respect, and only for this limited purpose, the Subadviser will act as the Adviser’s and the Fund’s agent and attorney-in-fact); and (g) employ professional portfolio managers and securities analysts who provide research services to the Fund. The Subadviser will in general take such action as is appropriate to effectively manage the Fund’s investment practices. In addition,

(i) The Subadviser will furnish the Adviser routinely with daily information concerning portfolio transactions and other reports as agreed upon from time to time concerning transactions and performance of the Fund, in such form and frequency as may be mutually agreed upon from time to time. The Subadviser agrees to review the Fund and discuss the management of the Fund with the Adviser and the Board as either or both will from time to time reasonably request.

(ii) The Subadviser will maintain and preserve the records specified in Section 15 of this Agreement and any other records related to the Fund’s transactions as are required under any applicable state or federal securities law or regulation including: the 1940 Act, the Securities Exchange Act of 1934 (the “1934 Act”), and the Investment Advisers Act of 1940 (the “Advisers Act”). The Adviser and the Fund will maintain and preserve all other books and records for the Fund as required under such rules. The Subadviser will furnish to the Adviser all information relating to the Subadviser’s services under this Agreement reasonably requested by the Adviser within a reasonable period of time after the Adviser makes such request.

(iii) The Subadviser will comply with Board Procedures provided to the Subadviser by the Adviser or the Fund. The Subadviser will notify the Adviser as soon as reasonably practicable upon detection of any material breach of such Board Procedures.

(iv) The Subadviser will maintain a written code of ethics (the “Code of Ethics”) that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act, a copy of which will be provided to the Adviser and the Fund, and will institute procedures reasonably necessary to prevent Access Person (as defined in Rule 17j-1) from violating its Code of Ethics. The Subadviser will follow such Code of Ethics in performing its services under this Agreement. Further, the Subadviser represents that it has policies and procedures regarding the detection and prevention of the misuse of material, nonpublic information by the Subadviser and its employees as required by the Insider Trading and Securities Fraud Enforcement Act of 1988, a copy of which it will provide to the Adviser and the Fund upon any reasonable request.

(v) The Subadviser will manage the investment and reinvestment of the assets of the Fund in a manner consistent with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The Subadviser also will manage the investments of the Fund in a manner consistent with any and all applicable investment restrictions (including diversification requirements) contained in the 1940 Act and the rules and regulations under the Act, any SEC no-action letter or order applicable to the Fund, and any applicable state securities law or regulation. The Adviser will provide Subadviser with copies of any such SEC no-action letter or order.

3. Information and Reports

(a) The Subadviser will keep the Fund and the Adviser informed of developments relating to its duties as subadviser of which the Subadviser has, or should have, knowledge that would materially affect the Fund. In this regard, the Subadviser will provide the Fund, the Adviser, and their respective officers with such periodic reports concerning the obligations the Subadviser has assumed under this Agreement as the Fund and the Adviser may from time to time reasonably request. Additionally, prior to each Board meeting, the Subadviser will provide the Adviser and the Board with reports regarding the Subadviser’s management of the Fund during the most recently completed quarter, to include written certifications that the Fund is in compliance with the Fund’s investment objectives and practices, the 1940 Act and applicable rules and regulations under the 1940 Act, and the requirements of Subchapter M of the Code, and otherwise in such form as may be mutually agreed upon by the Subadviser and the Adviser. The Subadviser also will certify quarterly to the Fund and the Adviser that it and its “Advisory Persons” (as defined in Rule 17j-1) have complied materially with the requirements of Rule 17j-1 during the previous quarter or, if not, explain what the Subadviser has done to seek to ensure such compliance in the future. Annually, the Subadviser will furnish a written report, which complies with the requirements of Rule 17j-1, concerning the Subadviser’s Code of Ethics to the Fund and the Adviser. Upon written request of the Fund or the Adviser with respect to violations of the Code of Ethics directly affecting the Fund, the Subadviser will permit representatives of the Fund or the Adviser to examine reports (or summaries of the reports) required to be made by Rule 17j-1(d)(1) relating to enforcement of the Code of Ethics.

(b) Attached hereto as Annex [    ] is a list, to the best of the Adviser’s or the Subadviser’s respective knowledge, of each affiliated person (and any affiliated person of such an affiliated person) of the Adviser or the Subadviser, as the case may be. Each of the Adviser and the Subadviser agrees promptly to update such list whenever the Adviser or the Subadviser becomes aware of any changes that should be added to or deleted from the list of affiliated persons.

(c) The Subadviser also will provide the Adviser with any information reasonably requested regarding its management of the Fund required for any shareholder report, amended registration statement, or prospectus supplement to be filed by the Fund with the SEC. The Subadviser will promptly inform the Fund and the Adviser if any information in the Prospectus or SAI is (or will become) inaccurate or incomplete.

4. Standard of Care

The Subadviser will exercise its best judgment and will act in good faith and use reasonable care and in a manner consistent with applicable federal and state laws and regulations in rendering the services it agrees to provide under this Agreement.

5. Subadviser’s Duties Regarding Fund Transactions

(a) Placement of Orders.    The Subadviser will take all actions that it considers necessary to implement the investment policies of the Fund, and, in particular, to place all orders for the purchase or sale of securities or other investments for the Fund with brokers or dealers the Subadviser, in its sole discretion, selects. To that end, the Subadviser is authorized as the Fund’s agent to give instructions to the Fund’s custodian as to deliveries of securities or other investments and payments of cash for the Fund’s account. In connection with the selection of brokers or dealers and the placement of purchase and sale orders, the Subadviser is directed at all times to seek to obtain best execution and price within the policy guidelines determined by the Board and set out in the Fund’s current Prospectus, subject to provisions (b), (c) and (d) of this Section 5.

(b) Selection of Brokers and Dealers.    To the extent permitted by the policy guidelines set out in the Fund’s current Prospectus, in the selection of brokers and dealers to execute portfolio transactions, the Subadviser is authorized to consider not only the available prices and rates of brokerage commissions, but also other relevant factors, which may include, without limitation: the execution capabilities of the brokers and dealers; the research, custody, and other services provided by the brokers and dealers that the Subadviser believes will enhance its general portfolio management capabilities; the size of the transaction; the difficulty of execution; the operational facilities of these brokers and dealers; the risk to a broker or dealer of positioning a block of securities; and the overall quality of brokerage and research services provided by the brokers and dealers. In connection with the foregoing, the Subadviser is specifically authorized to pay those brokers and dealers who provide brokerage and research services to the Subadviser a higher commission than that charged by other brokers and dealers if the Subadviser determines in good faith that the amount of the commission is reasonable in relation to the value of the services in terms of either the particular transaction or in terms of the Subadviser’s overall responsibilities with respect to the Fund and to any other client accounts or portfolios that the Subadviser advises. The execution of such transactions will not be considered to represent an unlawful breach of any duty created by this Agreement or otherwise.

(c) Soft Dollar Arrangements.    On an ongoing basis, but not less often than annually, the Subadviser will identify and provide a written description to the Board and the Adviser of all “soft dollar” arrangements that the Subadviser maintains with respect to the Fund or with brokers or dealers that execute transactions for the Fund, and of all research and other services provided to Subadviser by a broker or dealer (whether prepared by such broker or dealer or by a third party) as a result, in whole or in part, of the direction of Fund transactions to the broker or dealer. Prior to the commencement of the active management of the Fund, and periodically thereafter, but not less often than annually, the Subadviser will provide the Board and the Adviser with a written description of all arrangements with third parties and other individuals, entities, brokers, or money management firms that have or may receive or share in the payment of fees for services in connection with securing or continuing this Agreement.

(d) Aggregated Transactions.    On occasions when the Subadviser deems the purchase or sale of a security or other financial instrument to be in the best interest of the Fund well as other clients, the Subadviser is authorized, but not required, to aggregate purchase and sale orders for securities or other financial instruments held (or to be held) by the Fund with similar orders being made on the same day for other client accounts or portfolios that the Subadviser manages. When an order is so aggregated, the Subadviser may allocate the recommendations or transactions among all accounts and portfolios for whom the recommendation is made or transaction is effected on a basis that the Subadviser reasonably considers equitable and consistent with its fiduciary obligations to the Fund and its other clients. The Subadviser, the Adviser and the Fund recognize that in some cases this procedure may adversely affect the size of the position obtainable for the Fund.

6. Compensation

For its services, the Adviser pays the Subadviser a monthly fee at the annual rate of 0.35% of an aggregate of the Fund’s average daily net assets. For purposes of this calculation, average daily net assets are determined at the end of each month on the basis of the average net assets of the Fund for each day during the month. The Subadviser will have no right to obtain compensation directly from the Fund for services provided under this Agreement and agrees to look solely to the Adviser for payment of fees due. The fee for the period from the Effective Date (defined below) of the Agreement to the end of the month during which the Effective Date occurs will be prorated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of a month, the fee for such part of that month will be prorated according to the proportion that such period bears to the full monthly period and will be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Subadviser, the value of the Fund’s net assets will be computed at the times and in the manner specified in the Prospectus, and on days on which the net assets are not so determined, the net asset value computation to be used will be as determined on the immediately preceding day on which the net assets were determined.

7. Expenses

The Subadviser will bear all expenses (excluding expenses to be borne by the Fund as described in the following sentence) in connection with the performance of its services under this Agreement. The Fund will bear certain other expenses to be incurred in its operation, including, but not limited to, (i) interest and taxes; (ii) brokerage commissions and other costs in connection with the purchase or sale of securities and other investment instruments; (iii) fees and expenses of the Fund’s directors who are not “interested persons” of the Fund; (iv) legal and audit expenses; (v) custodian, registrar and transfer agent fees and expenses; (vi) fees and expenses related to the registration and qualification of the Fund and the Fund’s shares for distribution under state and federal securities laws; (vii) expenses of printing and mailing reports and notices and proxy material to shareholders of the Fund; (viii) all other expenses incidental to holding meetings of the Fund’s shareholders, including proxy solicitations therefor; (ix) insurance premiums for fidelity bond and other coverage; (x) investment management fees; (xi) expenses of typesetting for printing prospectuses and statements of additional information and supplements to these documents; (xii) expenses of printing and mailing prospectuses and supplements thereto; and (xiii) such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Fund is a party and legal obligations that the Fund may have to indemnify the Fund’s directors, officers and/or employees or agents with respect to these actions, suits or proceedings.

8. Services to Other Companies or Accounts

The Adviser understands that the Subadviser and its affiliates now act, will continue to act and may act in the future as investment manager or adviser to fiduciary and other managed accounts, and as an investment manager or adviser to other investment companies, including any offshore entities or private accounts. The Adviser has no objection to the Subadviser and its affiliates so acting, provided, that, whenever the Fund and one or more other investment companies or accounts managed or advised by the Subadviser and its affiliates have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula reasonably believed to be equitable to each such company and account. The Adviser represents that the Fund recognizes that in some cases this procedure may adversely affect the size of the position obtainable for the Fund and that the Fund also understands that the persons employed by the Subadviser to assist in the performance of the Subadviser’s duties under this Agreement may not devote their full time to such service, and that nothing contained in this Agreement will be deemed to limit or restrict the right of the Subadviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature. This Agreement will not in any way limit or restrict the Subadviser or any of its directors, officers, employees, or agents from buying, selling or trading any securities or other investment instruments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair the performance by the Subadviser of its duties and obligations under this Agreement.

9. Affiliated Brokers

The Subadviser or any of its affiliates may act as broker in connection with the purchase or sale of securities or other investments for the Fund, subject to: (a) the requirement that the Subadviser seek to obtain best execution and price within the policy guidelines determined by the Board and set out in the Fund’s current prospectus; (b) the provisions of the 1940 Act and the Advisers Act; (c) the provisions of the 1934 Act, including, but not limited to, Section 11(a) thereof; and (d) other provisions of applicable law. These brokerage services are not within the scope of the duties of the Subadviser under this Agreement. Subject to the requirements of applicable law and any procedures adopted by the Board, the Subadviser or its affiliates may receive brokerage commissions, fees or other remuneration from the Fund for these services in addition to the Subadviser’s fees for services under this Agreement.

10. Custody

Nothing in this Agreement will require the Subadviser to take or receive physical possession of cash, securities, or other investments of the Fund.

11. Term of Agreement; Termination of Agreement; Amendment of Agreement

(a) Term.    This Agreement will become effective [                 ], 2005 (the “Effective Date”), and will continue for an initial two-year term and will continue thereafter so long as such continuance is specifically approved at least annually as required by the 1940 Act.

(b) Termination.    This Agreement may be terminated, without penalty, (i) by the Board or by vote of holders of a majority of the outstanding shares of the Fund upon sixty (60) days’ written notice to the Adviser and Subadviser, (ii) by the Adviser upon 60 days’ written notice to the Fund and Subadviser, or (iii) by Subadviser upon 60 days’ written notice to the Fund and the Adviser. This Agreement also will terminate automatically in the event of its assignment or in the event of the assignment or termination of the Investment Advisory Agreement.

(c) Amendment.    This Agreement may be amended by the parties only if the amendment is specifically approved by: (i) a majority of those directors who are not parties to this Agreement or “interested persons” of any party cast in person at a meeting called for the purpose of voting on the Agreement’s approval; and (ii) if required by applicable law, the vote of a majority of outstanding shares of the Fund.

12. Representations and Covenants of the Adviser

The Adviser represents and covenants to the Subadviser as follows:

(a) It is duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as the business is now being conducted.

(b) The execution, delivery and performance by the Adviser of this Agreement are within the Adviser’s powers and have been duly authorized by all necessary actions and by the Board of the Fund, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance of this Agreement by the parties to this Agreement, and the execution, delivery and performance of this Agreement by the parties to this Agreement does not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instruments binding upon the Adviser.

(c) It is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement.

(d) It has met, and will continue to seek to meet for the duration of this Agreement, any other applicable federal or state requirements, or the applicable requirements of any regulatory of industry self-regulatory agency, necessary to be met by the Adviser in order to perform the services contemplated by this Agreement.

(e) It (i) is registered with the SEC as an investment adviser under the Advisers Act, (ii) is registered and licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so licensed, and (iii) will promptly notify the Subadviser of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser to an investment company pursuant to Section 9(a) of the 1940 Act.

(f) It acknowledges that it has received a copy of the Subadviser’s Form ADV at least 48 hours prior to the execution of this Agreement and has delivered a copy of the same to the Fund.

(g) The Fund is registered as a closed-end management investment company under the 1940 Act and that the Fund’s shares representing interests in the Fund are registered under the Securities Act of 1933 and under any applicable state securities laws.

(h) It will carry out its responsibilities under this Agreement in compliance with (i) federal and state law, including securities law, governing its activities; (ii) the Fund’s investment objective, policies, and restrictions, as set out in the Prospectus, as amended from time to time; and (iii) any policies or directives as the Board may from time to time establish or issue and communicate to the Subadviser in writing. The Fund will promptly notify the Adviser in writing of changes to (ii) or (iii) above, and upon receipt of such notice, the Adviser will promptly notify the Subadviser in writing of such changes to (ii) or (iii) above.

13. Representations and Covenants of the Subadviser

The Subadviser represents and covenants to the Adviser as follows:

(a) It is duly organized and validly existing under the laws of the State of Maryland with the power to own and possess its assets and carry on its business as this business is now being conducted.

(b) The execution, delivery and performance by the Subadviser of this Agreement are within the Subadviser’s powers and have been duly authorized by all necessary action on the part of its board of directors, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Subadviser for the execution, delivery and performance of this Agreement by the parties to this Agreement, and the execution, delivery and performance of this Agreement by the parties to this Agreement does not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Subadviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instruments binding upon the Subadviser.

(c) It is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement.

(d) It has met, and will continue to seek to meet for the duration of this Agreement, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement.

(e) It (i) is registered with the SEC as an investment adviser under the Advisers Act, (ii) is registered or licensed as an investment adviser under the laws of jurisdictions in which its activities require it to be so registered or licensed, and (iii) will promptly notify the Fund of the occurrence of any event that would disqualify it from serving as an investment adviser to an investment company pursuant to Section 9(a) of the 1940 Act.

(f) It has provided the Adviser with a copy of its Form ADV and will, promptly after making any amendment to its Form ADV, furnish a copy of such amendments to the Adviser. The information contained in the Subadviser’s Form ADV is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(g) It will carry out its responsibilities under this Agreement in compliance with (i) federal and state law, including securities law, governing its activities; (ii) the Fund’s investment objective, policies, and restrictions, as set out in the Prospectus and SAI, as amended from time to time; and (iii) any policies or directives as the Board may from time to time establish or issue and communicate to the Subadviser in writing. The Fund or the Adviser will promptly notify the Subadviser in writing of changes to (ii) or (iii) above.

(h) It is not the subject of any proceeding, investigation or inquiry brought by the SEC, the National Association of Securities Dealers, Inc. (or any other self-regulatory organization) or any other federal or state regulator with respect to the types of services for which it is being appointed herein or which could have a material impact on its ability to fully perform any of the services to be rendered hereunder.

14. Cooperation with Regulatory Authorities or Other Actions

The parties to this Agreement each agree to cooperate in a reasonable manner with each other in the event that any of them should become involved in a legal, administrative, judicial or regulatory action, claim, or suit as a result of performing its obligations under this Agreement.

15. Records

(a) Maintenance of Records.    The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the 1940 Act, all records relating to the Fund’s investments that are required to be maintained by the Fund pursuant to the 1940 Act with respect to the Subadviser’s responsibilities under this Agreement for the Fund (the “Fund’s Books and Records”).

(b) Ownership of Records.    The Subadviser agrees that the Fund’s Books and Records are the Fund’s property and further agrees to surrender promptly to the Fund or the Adviser the Fund’s Books and Records upon the request of the Fund or the Adviser; provided, however, that the Subadviser may retain copies of the records at its own cost. The Fund’s Books and Records will be made available, within two (2) business days of a written request, to the Fund’s accountants or auditors during regular business hours at the Subadviser’s offices. The Fund, the Adviser or their respective authorized representatives will have the right to copy any records in the Subadviser’s possession that pertain to the Fund. These books, records, information, or reports will be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, the Fund’s Books and Records will be returned to the Fund or the Adviser. The Subadviser agrees that the policies and procedures it has established for managing the Fund, including, but not limited to, all policies and procedures designed to ensure compliance with federal and state regulations governing the adviser/client relationship and management and operation of the Fund, will be made available for inspection by the Fund, the Adviser or their respective authorized representatives upon reasonable written request within not more than two (2) business days.

16. Confidentiality.

(a) Non-Disclosure by Subadviser.    The Subadviser agrees that the Subadviser will not disclose or use any records or confidential information obtained pursuant to this Agreement in any manner whatsoever, except as authorized in this Agreement or specifically by the Adviser or the Fund, or if this disclosure or use is required by federal or state regulatory authorities or by a court.

(b) Non-Disclosure Exceptions.    The Subadviser may disclose the investment performance of the Fund; provided that the disclosure does not reveal the identity of the Adviser or the Fund. The Subadviser may also disclose that the Adviser and the Fund are the Subadviser’s clients, provided that the disclosure does not reveal the investment performance or the composition of the Fund.

17. Limitation of Liability; Indemnification

(a) Limitation of Liability.    Except as provided in this Agreement and as may otherwise be provided by the 1940 Act or other federal securities laws, the Adviser and its respective officers, directors, employees, agents, representatives or persons controlled by them (collectively, the “Related Parties”) on the one hand, and the Subadviser and the Subadviser Related Parties on the other hand, will not be liable to each other, the Fund or any shareholder of the Fund for any error or judgment, mistake of law, or any loss arising out of any investment or other act or omission in the course of, connected with, or arising out of any services to be rendered under this Agreement, except that the Adviser, the Subadviser and any respective Related Party will be so liable by reason of conduct that constitutes willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement.

(b) Subadviser Indemnity to the Adviser.    The Subadviser agrees to indemnify and defend the Adviser, the Adviser’s Related Parties, or any affiliate of the Adviser or such affiliate’s respective Related Parties, for any loss, liability, cost, damage, or expenses (including reasonable investigation and defense costs and reasonable attorneys fees and costs) arising out of any claim, demand, action, suit, or proceeding arising out of (i) the Subadviser’s conduct that constitutes willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement, or (ii) any actual or alleged material misstatement or omission in the Fund’s registration statement, any proxy statement, or communication to current or prospective investors in the Fund relating to disclosure about the Subadviser or the Fund provided to the Adviser or the Fund by the Subadviser.

(c) The Adviser Indemnity to Subadviser.    The Adviser agrees to indemnify and defend the Subadviser, the Subadviser’s Related Parties, or any affiliate of the Subadviser or such affiliate’s respective Related Parties, for any loss, liability, cost, damage, or expenses (including reasonable investigation and defense costs and reasonable attorneys fees and costs) arising out of any claim, demand, action, suit, or proceeding arising out of (i) the Adviser’s conduct that constitutes willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement, or (ii) any actual or alleged material misstatement or omission in the Fund’s registration statement, any proxy statement, or other communication to current or prospective investors in the Fund (other than a misstatement or omission relating to disclosure about the Subadviser or the Fund provided to the Adviser or the Fund by the Subadviser).

(d) Indemnification Procedures.    Promptly after receipt of notice of the commencement of any action by a party seeking to be indemnified under this Section 17 (the “Indemnified Party”), the Indemnified Party will, if a claim in respect thereof is to be made against a party against whom indemnification is sought under this Section 17 (the “Indemnifying Party”), notify the Indemnifying Party in writing of the commencement thereof; provided, however, that the omission to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which it may have to any Indemnified Party otherwise than under the provisions of this Agreement, and will relieve it from liability under this Agreement only to the extent that such omission results in the forfeiture by the Indemnifying Party of rights or defenses with respect to such action. In any action or proceeding, following provision of proper notice by the Indemnified Party of the existence of such action, the Indemnifying Party will be entitled to participate in any such action and, to the extent that it will wish, participate jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel of its choice (unless any conflict of interest requires the appointment of separate counsel), and after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense of the action, the Indemnifying Party will not be liable to such Indemnified Party under this Agreement for any legal expense of the other counsel subsequently incurred without the Indemnifying Party’s consent. The Indemnified Party will cooperate in the defense or settlement of claims so assumed. The Indemnifying Party will not be liable under this Agreement for the settlement by the Indemnified Party for any claim or demand unless the Indemnifying Party has previously approved the settlement or it has been notified of such claim or demand and has failed to provide a defense in accordance with the provisions hereof. In the event that any proceeding involving the Indemnifying Party will be commenced by the Indemnified Party in connection with the Agreement, or the transactions contemplated under this Agreement, and such proceeding will be finally determined by a court of competent jurisdiction in favor of the Indemnifying Party, the Indemnified Party will be liable to the Indemnifying Party for any reasonable attorney’s fees and direct costs relating to such proceedings. The indemnifications provided in this Section 17 will survive the termination of this Agreement.

18. Survival

All representations and warranties made by the Subadviser and the Adviser in this Agreement will survive for the duration of this Agreement and the parties to this Agreement will notify each other in writing immediately upon becoming aware, but in no event later than five (5) days after becoming aware, that any of the foregoing representations and warranties are no longer true.

19. Limitation on Consultation

In accordance with Rule 17a-10 under the 1940 Act and any other applicable law, the Subadviser will not consult with any other subadviser to the Fund or any subadviser to any other portfolio of the Fund or to any other investment company or investment company series for which the Adviser serves as investment adviser concerning transactions for the Fund in securities or other assets.

20. Governing Law

This Agreement will be governed by, construed under and interpreted and enforced in accordance with the laws of the state of New York, without regard to principles of conflicts of laws.

21. Severability

If any provision of this Agreement will be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement will not be affected thereby.

22. Definitions

The terms “assignment,” “affiliated person,” and “interested person,” when used in this Agreement, will have the respective meanings specified in Section 2(a) of the 1940 Act. The term “majority of the outstanding shares” means the lesser of (a) sixty-seven percent (67%) or more of the shares present at a meeting if more than fifty percent (50%) of these shares are present or represented by proxy, or (b) more than fifty percent (50%) of the outstanding shares.

23. Counterparts

This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of such counterparts together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties to this Agreement have executed and delivered this Agreement as of the date first above written.

IQ INVESTMENT ADVISORS LLC

By:
Name:
Title:

NUVEEN ASSET MANAGEMENT

By:
Name:
Title:

Exhibit B

Officers and Directors of Nuveen Asset Management

The names and principal occupation of officers and directors of the Subadviser are set forth below.

Name	Principal Occupation
Timothy R. Schwertfeger	Chairman and Director of Nuveen Investments, Inc. and Nuveen Investments, LLC; Chairman and Director of Nuveen Asset Management; Director of Institutional Capital Corporation; Chairman and Director of Rittenhouse Asset Management, Inc.; and Chairman of Nuveen Investments Advisers Inc.; Chairman of the Board and Director/Trustee of the Nuveen Funds.

John P. Amboian	President and Director of Nuveen Investments, Inc., Nuveen Asset Management, Nuveen Investments, LLC, Rittenhouse Asset Management, Inc., Nuveen Investments Advisers Inc. and Nuveen Investments Holdings, Inc.

Alan G. Berkshire	Senior Vice President, Secretary and General Counsel of Nuveen Investments, Inc., Nuveen Asset Management, Nuveen Investments, LLC, Rittenhouse Asset Management, Inc. and Nuveen Investments Holdings, Inc.; Senior Vice President and Secretary of Nuveen Investments Advisers Inc.; Assistant Secretary of NWQ Investment Management Company, LLC and Secretary of Symphony Asset Management, LLC.

Stuart J. Cohen	Vice President, Assistant Secretary and Assistant General Counsel of Nuveen Asset Management, Nuveen Investments, LLC, Nuveen Investments Holdings, Inc. and Rittenhouse Asset Management, Inc.; Vice President of Nuveen Investments Advisers Inc.

Sherri A. Hlavacek	Vice President and Corporate Controller of Nuveen Asset Management, Nuveen Investments, LLC, Nuveen Investments Holdings, Inc., Nuveen Investments Advisers Inc. and Rittenhouse Asset Management, Inc.; Vice President and Controller of Nuveen Investments, Inc.; Certified Public Accountant.

Mary E. Keefe	Managing Director of Nuveen Investments, Inc., Managing Director and Chief Compliance Officer of Nuveen Investments, LLC, Nuveen Asset Management, Nuveen Investments Advisers Inc. and Rittenhouse Asset Management, Inc.

Margaret E. Wilson	Senior Vice President, Finance of Nuveen Investments, Inc., Nuveen Asset Management, Nuveen Investments, LLC, Rittenhouse Asset Management, Inc., Nuveen Investments Advisers Inc. and Nuveen Investments Holdings, Inc.

Gifford R. Zimmerman	Managing Director, Assistant Secretary and Associate General Counsel, Nuveen Investments, LLC; Managing Director, Assistant Secretary and Associate General Counsel, Nuveen Asset Management; Managing Director and Assistant Secretary, Nuveen Investments, Inc.; Assistant Secretary, NWQ Investment Management Company, LLC; Vice President and Assistant Secretary, Nuveen Investments Advisers Inc.; Managing Director, Associate General Counsel and Assistant Secretary, Rittenhouse Asset Management, Inc.; Chief Administrative Officer, Nuveen Funds.

Julia L. Antonatos	Managing Director, Nuveen Investments, LLC; Managing Director, Nuveen Asset Management; Vice President, Nuveen Funds.

B-1

Name	Principal Occupation

Peter H. D’Arrigo	Vice President of Nuveen Investments, LLC; Vice President and Treasurer , Nuveen Investments, Inc.; Vice President and Treasurer, Nuveen Asset Management and Nuveen Investments Advisers Inc.; Assistant Treasurer, NWQ Investments Management Company, LLC.; Vice President and Treasurer, Nuveen Rittenhouse Asset Management, Inc.; Vice President and Treasurer, Nuveen Funds.

Jessica R. Droeger	Vice President and Assistant General Counsel, Nuveen Investments, LLC; Vice President and Assistant Secretary, Nuveen Asset Management; Vice President and Secretary, Nuveen Funds.

William M. Fitzgerald	Managing Director, Nuveen Asset Management; Vice President, Nuveen Investments Advisers Inc.; Vice President, Nuveen Funds.

2

Exhibit C

Officers and Directors of IQ Investment Advisors LLC

The names and principal occupation of officers and principals of the Adviser are set forth below.

Name	Principal Occupation
Mitchell M. Cox[1]	IQ Investment Advisors, LLC, President; Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”), First Vice President, Head of Global Private Client Market Investments & Origination.

Donald C. Burke[1]	IQ Investment Advisors LLC, Treasurer and Secretary; First Vice President of Merrill Lynch Investment Managers, L.P. (“MLIM”) and Fund Asset Management, L.P. (“FAM”) and Treasurer thereof; Senior Vice President, Treasurer and Director of Princeton Services; Vice President of FAM Distributors, Inc.

Andrew J. Donohue[2]	IQ Investment Advisors LLC, Chief Legal Officer; Global General Counsel FAM and MLIM.

Jeffrey Hiller[1]	IQ Investment Advisors LLC, Chief Compliance Officer; Chief Compliance Officer of the MLIM/FAM-advised funds and First Vice President and Chief Compliance Officer MLIM (Americas).

Michael Clark	IQ Investment Advisors, LLC, Vice President; MLIM, Director of Fund Board Relations.

Satyanarayan Chada	IQ Investment Advisors, LLC, Vice President; MLPFS, First Vice President, Head of Global Private Client Structured Products for the United States.

Justin Ferri[1]	IQ Investment Advisors LLC, Vice President; MLPFS, Vice President, Global Private Client Structured Products.

Colleen R. Rusch	IQ Investment Advisors LLC, Vice President; MLPFS, Director, Global Private Client Market Investments & Origination Business Control.

1	denotes a person who is also an officer of Defined Strategy Fund Inc.
2	denotes a person who is also a director of Defined Strategy Fund Inc.

C-1

COMMON STOCK

DEFINED STRATEGY FUND INC.

4 World Financial Center

5th Floor

New York, New York 10080

P R O X Y

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Colleen R. Rusch and Jay M. Fife as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of DEFINED STRATEGY FUND INC. (the “Fund”) held of record by the undersigned on July 25, 2005 at the special meeting of stockholders of the Fund to be held on August 26, 2005 or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will voted “FOR” the proposal.

By signing and dating the reverse side of this card, you authorize the proxies to vote the proposal as marked, or if not marked, to vote “FOR” the proposal, and to use their discretion to vote for any other matter as may properly come before the meeting or any adjournment thereof. If you do not intend to personally attend the meeting, please complete and return this card at once in the enclosed envelope.

(Continued and to be signed on the reverse side)

Please mark boxes ☑ or ☒ in blue or black ink.

APPROVAL OF NEW SUBADVISORY AGREEMENT	FOR THE PROPOSAL ☐	AGAINST THE PROPOSAL ☐	WITHHOLD AUTHORITY TO VOTE ON THE PROPOSAL ☐

2. In the discretion of such proxies, upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as name appears hereon. When stock is held by joint tenants, both should sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:	_____________________________, 2005

X
Signature

X
Signature, if held jointly

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope